May 2nd 2016

Bennett J. Yankowitz

President

B4MC Gold Mines, Inc.

3651 Lindell Rd., Suite D565

Las Vegas, NV 89103

Dear Ben:

In accordance with our most recent discussions regarding your company’s desire to secure additional capital (the “Funds”) and to engage in Business Combinations (as defined below), this letter agreement (the “Agreement”) shall serve as our full and complete understanding relative to your engagement of our firm, PacificWave Partners Limited (“PacificWave”), as financial advisors to B4MC Gold Mines, Inc. and any of its subsidiaries and affiliates (the “Company”).  The Company acknowledges that the Funds may be provided through single or multiple tranche investments consisting of, without limitation, one or more of the following: conventional debt, convertible debt, secured debt, participating debt, warrants, equity, preferred equity, equity draw-down facilities, lines of credit, letters of credit and/or any other forms of financing (each, an “Investment”).

In consideration of the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, PacificWave and the Company hereby agree to the following terms and conditions:

Role of PacificWave Partners Limited and Independent Contractor Status

1.

The Company hereby engages PacificWave as its exclusive financial advisors (i) to facilitate introductions to one or more persons, partnerships, corporations or other entities or groups, satisfactory to the Company, who would be interested in entering into a Transaction with the Company, as well as such other consultants and/or professionals as may be necessary or appropriate in effecting a Transaction and (ii) to assist with structuring and negotiating the consideration and terms of prospective Business Combinations.  A “Transaction” shall mean the payment of Funds to the Company by way of any Investment or Investments.  A “Business Combination” means a merger, exchange of capital stock, the sale in whole or in part of the Company or any of the Company’s primary operations or operating assets; any acquisition of more than 10% of the capital stock or operating assets of another company, or any strategic alliance, joint venture or other similar business combination.  The Company shall have the absolute right to refuse to consummate a Transaction or Business Combination for any reason or no reason.  The Company acknowledges and agrees that PacificWave and its officers, directors, employees, agents and representatives are not acting as an agent or broker of the Company or otherwise acting in a fiduciary capacity on behalf of the Company and are acting solely as an independent contractor.  PacificWave and its officers, directors, employees, agents, and representatives shall not be empowered to act for or bind the Company to any contractual arrangement with any third parties.  The Company acknowledges and agrees that PacificWave will introduce potential investors and or Business Combination participants to the Company, but will not solicit any Transaction or Business Combination, participate in the negotiation or execution of any Transaction or Business Combination or advise on the merits of any Transaction or Business Combination.

Term of Engagement

2.

The term of this Agreement shall be for a period of sixty (60) days (the “Term”) commencing from the date that PacificWave receives a copy of this Agreement executed by the Company.  PacificWave shall be the exclusive financial advisors to the Company during the Term.  Thereafter, this Agreement shall renew automatically for successive terms of sixty (60) days (each, a “Renewal Term”) unless either party shall give twenty (20) days’ written notice of termination to the other party before the commencement of any Renewal Term.  Any termination of this Agreement pursuant to this paragraph 2 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay all fees and expenses provided to be paid by it specified in paragraphs 3, 4, 5 and 6 of this Agreement.

Introductions

3.

Prior to the introduction of the Company to any particular investor or Business Combination participant during the Term, PacificWave will provide the investor’s or participant’s name (each, a “Named Party”) in writing to the Company for approval by the Company (a “Name Registration”).  The Company agrees to accept every potential Named Party that PacificWave submits for Name Registration, except only (i) where the Company has already had substantive discussions about an investment in or Business Combination with the Company prior to the execution of this Agreement with the Named Party or (ii) where the Company in good faith believes that the Company’s reputation may be harmed by entering into a Transaction or Business Combination with the Named Party.  If the Company has already had substantive discussions about an investment in or Business Combination with the Company prior to the execution of this Agreement with the Named Party that PacificWave submits for approval, the Company will promptly disclose the circumstances of the prior introduction and the name of the third party, if any, having made the introduction to the Company of the Named Party.  If the Company does not provide its approval or rejection of a Named Party within 24 hours of PacificWave’s disclosure to the Company of the identity of that Named Party, then the Company shall be deemed to have approved that Named Party, and the Named Party shall be the subject of a Name Registration.  The Company agrees to maintain the confidentiality of each Named Party, unless disclosure of the Named Party is required by applicable law.

PacificWave Compensation

4.

(a)

As partial consideration for the services to be provided by PacificWave under this Agreement, the Company shall pay, upon receipt of Funds by the Company from a Transaction, whether such Transaction was closed during the Term, a Renewal Term or within two (2) years from the termination of this Agreement, with any Named Party introduced to or caused to be introduced to the Company by PacificWave, a cash fee of ten percent (10%) (the “Cash Fee”) of the gross value of such Transaction.  The Company agrees to wire to PacificWave the Cash Fee within forty-eight (48) hours of receipt of such Funds by the Company.

(b)

In the event that all or a portion of the consideration paid in a Transaction is other than cash, then the value of such non-cash consideration shall be deemed to be the fair market value of such non-cash consideration on the date such Transaction is consummated.  In the event the Company refers an investor or investors to PacificWave during the Term or a Renewal Term and such investor or investors subsequently participate in a Transaction, PacificWave shall be paid fifty percent (50%) of the Cash Fee calculated in accordance with paragraph 4(a) of this Agreement.

(c)

As partial consideration for the services to be provided by PacificWave under this Agreement, the Company shall pay PacificWave a success commission resulting from any Business Combination with a Named Partner (the “M&A Fee”), payable upon the successful completion of a Business Combination, equal to a fixed fee in the amount of 6% of the Gross Value of the Business Combination, whether closed during the term of this Agreement or within 12 months from the termination or expiration thereof. The “Gross Value” of the Business Combination shall be the aggregate market capitalization as of the closing of the Business Combination, if the combined entity is publicly traded, or the aggregate fair market enterprise value of the combined entity, if the combined entity is not publicly traded. Upon the closing of such a Business Combination, PacificWave’s cash fee shall be wire transferred within 48 hours of the closing of the Business Combination, in accordance with wiring instructions provided to the Company.

(d)

In the event that all or a portion of the consideration paid in a Business Combination is other than cash, then the value of such non-cash consideration shall be deemed to be the fair market value of such non-cash consideration on the date such Transaction is consummated.  In the event the Company refers a Business Combination participant to PacificWave during the Term or a Renewal Term and such participant subsequently participate in a Business Combination, PacificWave shall be paid fifty percent (50%) of the M&A Fee calculated in accordance with paragraph 4(c) of this Agreement.

(e)

The Company agrees to maintain the confidentiality of each Named Party, except as required by applicable law. For a period of two (2) years from the termination of this Agreement, the Company will not solicit or enter into any Transaction or Business Combination with any Named Party without the written consent of PacificWave and payment to PacificWave of compensation of no less than the compensation that PacificWave would have received pursuant to the terms of this Agreement.

5.

The Company shall also reimburse PacificWave for all out-of-pocket expenses relating to travel, accommodations, car hires and other reasonable costs incurred by PacificWave in connection with the services provided to the Company under this Agreement, provided that such expenses shall not exceed $3,000 in any thirty (30) day period unless approved in advance by the Company.  All expenses shall be paid by the Company within five (5) business days of the receipt of an expense invoice from PacificWave.  When feasible, PacificWave shall have the Company incur any approved expenditures directly.

Additional or Future Transaction(s) or Business Combination(s))

6.

In the event any Named Party successfully completes a Transaction or Business Combination subject to the terms of this Agreement, and the same Named Party completes another Transaction or Business Combination or is a participant in another Transaction or Business Combination with the Company within two (2) years from the termination of this Agreement, the Company shall pay PacificWave an ten percent (10%) cash fee on any and all Funds received by the Company or on the portion of Funds contributed by such Named Party if part of a group or syndicate of investors. In the event any Named Party successfully completes a Business Combination subject to the terms of this Agreement, and the same Named Party completes another Business Combination or is a participant in another Business Combination with the Company within two (2) years from the termination of this Agreement, the Company shall pay PacificWave an six percent (6%) cash fee based on the Gross Value of the Business Combination.

Company Representations and Warranties

7.

In order to induce PacificWave to enter into this Agreement, the Company hereby represents and warrants to and agrees with PacificWave as follows:

(a)

All information provided by the Company to PacificWave or to any Named Party regarding the Company is true and does not omit any material fact necessary to make such information, in light of the circumstances under which it was delivered, not misleading.  If during the Term, any event occurs, or any event known to the Company relating to or affecting the Company shall occur, as a result of which the information provided to PacificWave or to any Named Party becomes incorrect or misleading, the Company shall inform PacificWave and any Named Party of such occurrence within a reasonable period of time.  PacificWave and its officers, directors, employees, agents and representatives shall have no responsibility for any information supplied by or on behalf of the Company to any Named Party, and the Company shall not represent to any person or entity that PacificWave and/or its officers, directors, employees, agents and representatives have assumed such responsibility.

(b)

The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Company (in any respect that is material to the Company), any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any property of the Company is bound, or to the best of the Company's knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or any property of the Company, which breach would have a material adverse effect on the business or financial condition of the Company.

(c)

The Company is duly formed, validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation.  The execution and delivery by the Company of this Agreement have been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of the Company, except as enforcement may be limited by general principles of equity and by bankruptcy and other laws affecting creditors' rights generally.

(d)

All offerings of securities by the Company shall be conducted in compliance with all applicable laws, including but not limited to federal, state and other applicable securities laws.

Mutual Indemnification

8.

The Company agrees to indemnify and hold harmless PacificWave and each of its officers, directors, employees, agents and representatives against any losses, claims, damages or liabilities, joint or several, for which PacificWave or its officers, directors, employees, agents and representatives may directly or indirectly become liable in connection with or arising out of the advisory services that are governed by this Agreement or the offering or sale of securities of the Company.  Furthermore, the Company shall reimburse any legal or other expenses reasonably incurred by PacificWave and its officers, directors, employees, agents and representatives in connection with investigating or defending against any loss, claim, damage or liability or any action in respect thereof.  Notwithstanding anything to the contrary contained herein, the Company shall not be liable hereunder for any loss, claim, damage or liability resulting from intentional wrongdoing, recklessness, bad faith or gross negligence of PacificWave and its officers, directors, employees, agents and representatives.  The indemnity agreement in this paragraph 8 shall, upon same terms and conditions, extend to and inure to the benefit of each person, if any, who may be deemed to control PacificWave and to its officers, directors, employees, agents and representatives and shall survive the termination of this Agreement.

9.

PacificWave agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents and representatives against any losses, claims, damages or liabilities, joint or several, for which the Company or its officers, directors, employees, agents and representatives may directly or indirectly become liable in connection with or arising out of the advisory services that are governed by this Agreement.  Furthermore, PacificWave shall reimburse any legal or other expenses reasonably incurred by the Company and its officers, directors, employees, agents and representatives in connection with investigating or defending against any loss, claim, damage or liability or any action in respect thereof.  Notwithstanding anything to the contrary contained herein, PacificWave shall not be liable hereunder for any loss, claim, damage or liability resulting from intentional wrongdoing, recklessness, bad faith or gross negligence of the Company and its officers, directors, employees, agents and representatives.  The indemnity agreement in this paragraph 9 shall, upon same terms and conditions, extend to and inure to the benefit of each person,if any, who may be deemed to control the Company and to its officers, directors, employees, agents and representatives and shall survive the termination of this Agreement.

Covenants and Obligations of Company

10.

The Company shall make available to PacificWave all information concerning the business, assets, operations and financial condition of the Company which PacificWave reasonably requests in connection with the performance of its services under this Agreement.  PacificWave may rely upon the accuracy and completeness of such information without independent verification.

11.

In connection with the services to be provided by PacificWave under this Agreement, PacificWave may receive from the Company information relating to the Company which is of a confidential and proprietary nature (the "Proprietary Information"), which may include (without limitation) trade secrets, know-how, designs, formulas, processes, data and information regarding the Company's personnel, plans, operations, customers, prices, costs or financial condition.  Except for appropriate actions related to its activities under this Agreement by PacificWave and its employees, PacificWave shall not permit any other person to use the Proprietary Information or disclose to any other person any of the Proprietary Information, except with the prior written consent of the Company.  PacificWave shall ensure that the confidentiality of the Proprietary Information is maintained by its employees, contractors, affiliates and agents.  Upon termination of this Agreement, any Proprietary Information possessed by PacificWave, including duplicates, shall be destroyed or delivered to the Company and shall not be retained, furnished or communicated to any third party in any form.  The foregoing obligations shall not apply to disclosures of Proprietary Information required by court order or applicable laws or to information which, through no wrongful act or inaction or any breach on the part of PacificWave, has become generally known or available to the public, has been furnished to PacificWave by a third party as a matter of right and without restriction on such disclosure, or has been developed independently by PacificWave.

Dispute Resolution and Arbitration

12.

The Company and PacificWave agree that any and all disputes arising out of or in connection with this Agreement shall be resolved solely by confidential binding arbitration by a panel of three arbitrators in Los Angeles, California, according to the then current commercial arbitration rules of JAMS and judgment upon the award rendered by the arbitrators may then be entered in any court having jurisdiction thereof, and enforcement of the award and judgment shall likewise be implemented by any court having jurisdiction of a party or the property of a party.  If either party refuses to proceed with the arbitration in accordance with the preceding sentence, the panel shall nonetheless receive evidence and render an award in accordance with the JAMS commercial arbitration rules and the party seeking arbitration shall be entitled to seek equitable remedies in any court having jurisdiction to enforce this paragraph 12.  Each party shall bear its own attorneys’ fees, expert witness fees, and costs in connection with such arbitration, provided, that the arbitrators shall award costs and expenses as part of their award in accordance with paragraph 14 of this Agreement.  This Agreement has been negotiated and drafted by each party, with counsel from each party reviewing the document.  The language in this Agreement shall be construed as to its fair meaning and not strictly for or against any party.  This Agreement, and any dispute arising hereunder, shall be governed by California law, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than California.

Governing Law

13.

This Agreement shall be governed by the laws of the State of California; without regard to its conflicts of law provisions.

Attorney’s Fees

14.

If any party to this Agreement brings an action or actions in any forum or proceeding directly or indirectly based on this Agreement (including, without limitation, whether to challenge its enforceability or to interpret any of its provisions, or regarding any other issue), the prevailing party shall be entitled to an award of reasonable expenses incurred in connection therewith, including, but not limited to, attorney’s and experts’ fees and arbitral or court costs.

Assignment

15.

This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger, consolidation or otherwise and any assignee of all or substantially all of its business and properties.  Subject to the Company’s prior approval in writing, PacificWave shall have the right to assign its rights under this Agreement to any person or entity as specified in writing with notice of assignment sent to the Company by mail and/or facsimile.

Notices

16.

Any notice required or permitted to be given to any of the parties to this Agreement will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party first above stated or such other address as any party may specify by notice in writing to the other parties and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

Authorization

17.

Each of the undersigned parties, respectively, hereby represents and warrants that he/she is duly authorized to execute this Agreement and that this Agreement, when executed, shall become a valid, binding and legally enforceable obligation, enforceable in accordance with the terms and conditions set forth herein, except as may be limited by general principles of equity and by bankruptcy and other laws affecting creditors’ rights generally.

Entire Agreement, Modifications and Waivers

18.

This Agreement sets forth the complete terms and conditions between the parties with respect to the subject matter hereof, and may not be amended except in another written document executed by all of the parties.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, warranties and covenants concerning the subject matter hereof are merged herein.  Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

Execution

19.

This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document.  Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

Construction

20.

This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.  Any ambiguity shall not be interpreted against the drafting party.

Further Assurances

21.

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

Currency

22.

Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

Number and Gender

23.

All references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires.  When the context hereof makes it possible, the word “person” appearing in this Agreement includes in its meaning any firm and any body corporate or politic.

Set-Off

24.

The obligation of the Company to make all payments hereunder will be absolute and unconditional and will not be affected by any circumstance, including, without limitation, any set-off, compensation, counterclaim, recoupment, defence, or other right which the Company may have against PacificWave, or anyone else for any reason whatsoever.

Please confirm that the foregoing is in accordance with your understanding by initialing each page in the lower right hand corner, and signing and dating this letter in the spaces provided below, and returning a copy in pdf format to us.

Sincerely,

PACIFICWAVE PARTNERS LIMITED

/s/ Henrik Rouf

Henrik Rouf

Managing Director

The foregoing has been read, understood and approved:

B4MC GOLD MINES, INC.

By:______________________________

Dated:____________________

         Bennett J. Yankowitz, President